SCHEDULE A-1 TO ADVISORY AGREEMENT

FUNDS WITH PERFORMANCE ADJUSTMENT

		Annual		Must Be
Name of Fund†	Performance Index	Basic
			Last Date	Approved
		Fee Rate‡
			Approved	By Date
Aggressive Growth	Lipper Large-Cap Growth Funds	*	December 13, 2024	December 31, 2025
Fund	Index

California Bond Fund	Lipper California Municipal Debt	**	December 13, 2024	December 31, 2025
	Funds Index

Capital Growth Fund	Lipper Global Funds Index	0.75%	December 13, 2024	December 31, 2025

Emerging Markets	Lipper Emerging Markets Funds	1.00%	December 13, 2024	December 31, 2025
Fund	Index

Global Equity Income	Lipper Global Equity Income Funds	0.50%	December 13, 2024	December 31, 2025
Fund	Index

Government Securities	Lipper Intermediate U.S.	0.125%	December 13, 2024	December 31, 2025
Fund	Government Funds Index

Growth & Income	Lipper Multi-Cap Core Funds Index	0.60%	December 13, 2024	December 31, 2025
Fund

Growth and Tax	Composite Consisting of 51% of the	0.30%	December 13, 2024	December 31, 2025
Strategy Fund	Lipper General Municipal Bond
	Funds Index and 49% of the Lipper
	Large Cap Core Funds Index

Growth Fund	Lipper Large-Cap Growth Funds	0.65%	December 13, 2024	December 31, 2025
	Index

High Income Fund	Lipper High Yield Bond Funds	0.50%	December 13, 2024	December 31, 2025
	Index

Income Stock Fund	Lipper Equity Income Funds Index	0.50%	December 13, 2024	December 31, 2025

Income Fund	Lipper A Rated Bond Funds Index	0.24%	December 13, 2024	December 31, 2025

Core Plus Intermediate	Lipper Core Plus Bond Funds Index	**	December 13, 2024	December 31, 2025
Bond Fund

†The Performance Adjustment initially will be determined for each share class separately based on the performance of that share class, unless the Board determines otherwise.

‡Expressed as a percentage of average net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

		Annual		Must Be
Name of Fund†	Performance Index	Basic
			Last Date	Approved
		Fee Rate‡
			Approved	By Date
Tax Exempt	Lipper Intermediate Municipal Debt	0.28%	December 13, 2024	December 31, 2025
Intermediate-Term	Funds Index
Fund

International Fund	Lipper International Funds Index	0.75%	December 13, 2024	December 31, 2025

Tax Exempt Long-	Lipper General Municipal Debt	0.28%	December 13, 2024	December 31, 2025
Term Fund	Funds Index

New York Bond Fund	Lipper New York Municipal Debt	**	December 13, 2024	December 31, 2025
	Funds Index

Precious Metals and	Lipper Precious Metals Equity Funds	0.75%	December 13, 2024	December 31, 2025
Minerals Fund	Index

Science & Technology	Lipper Science & Technology Funds	0.75%	December 13, 2024	December 31, 2025
Fund	Index

Short-Term Bond	Lipper Short Investment Grade Debt	0.20%	December 13, 2024	December 31, 2025
Fund	Funds Index

Tax Exempt Short-	Lipper Short Municipal Debt Funds	0.28%	December 13, 2024	December 31, 2025
Term Fund	Index

Small Cap Stock Fund	Lipper Small-Cap Core Funds Index	0.75%	December 13, 2024	December 31, 2025

Ultra Short-Term	Lipper Ultra Short Funds Index	0.24%	December 13, 2024	December 31, 2025
Bond Fund

Value Fund	Lipper Multi-Cap Value Funds Index	0.65%	December 13, 2024	December 31, 2025

Virginia Bond Fund	Lipper Virginia Municipal Debt	**	December 13, 2024	December 31, 2025
	Funds Index

Sustainable World	Lipper Global Funds Index	0.75%	December 13, 2024	December 31, 2025
Fund

*The fee is computed at one-half of one percent (0.50%) of the first $750 million of average net assets, two-fifths of one percent (0.40%) of the portion of average net assets over $750 million but not over $1.5 billion, and one-third of one percent (0.33%) of the portion of average net assets over $1.5 billion.

**The fee is computed at one-half of one percent (0.50%) of the first $50 million of average net assets, two-fifths of one percent (0.40%) of the portion of average net assets over $50 million but not over $100 million, and three-tenths of one percent (0.30%) of the portion of average net assets over $100 million.

Current as of December 13, 2024

VICTORY PORTFOLIOS III

By: /S/ THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/S/ MICHAEL D. POLICARPO
Name:	Michael D. Policarpo
Title:	President, Chief Financial Officer and Chief

Administrative Officer

SCHEDULE A-2 TO ADVISORY AGREEMENT

PERFORMANCE ADJUSTMENT RATE

EQUITY FUNDS
Aggressive Growth Fund	International Fund
Capital Growth Fund	Precious Metals and Minerals Fund
Emerging Markets Fund	Science & Technology Fund
Growth & Income Fund	Small Cap Stock Fund
Growth Fund	Value Fund
Global Equity Income Fund	Sustainable World Fund
Income Stock Fund
Over/Under Performance Relative	Performance Adjustment Rate
to Index (in basis points)	(in basis points as a percentage
of average net assets)
+/- 100 to 400	+/- 4
+/- 401 to 700	+/- 5
+/- 701 and greater	+/- 6
FIXED INCOME FUNDS
California Bond Fund	Tax Exempt Intermediate-Term Fund
Government Securities Fund	Tax Exempt Long-Term Fund
Growth and Tax Strategy Fund	New York Bond Fund
High Income Fund	Short-Term Bond Fund
Income Fund	Tax Exempt Short-Term Fund
Core Plus Intermediate Bond Fund	Ultra Short-Term Bond Fund
Virginia Bond Fund
Over/Under Performance Relative	Performance Adjustment Rate
to Index (in basis points)	(in basis points as a percentage
of average net assets)
+/- 20 to 50	+/- 4
+/- 51 to 100	+/- 5
+/- 101 and greater	+/- 6

SCHEDULE B

to the

INVESTMENT ADVISORY AGREEMENT

between

VICTORY PORTFOLIOS III

and

VICTORY CAPITAL MANAGEMENT INC.

This Schedule B shall apply to each of the Funds identified on Schedule B-1 hereto (each, a “Fund”).

(a)The Trust shall pay to the Adviser a fee for each Fund calculated daily and payable monthly in arrears, computed as a percentage of the average net assets of the Fund for such month at the rate set forth in Schedule B-1 thereto.

(b)The term “average net assets” of a Fund as used herein for any period shall mean the quotient produced by dividing (i) the sum of the net assets of the Fund (computed in the manner set forth in the Fund’s most recent Prospectus and Statement of Additional Information) determined as of the close of business on each business day throughout the month, by (ii) the number of such days.

SCHEDULE B-1 TO ADVISORY AGREEMENT

FUNDS WITH NO PERFORMANCE FEE AND FEE RATES

Name of Fund	Fee Rate§	Last	Must Be
		Approved	Approved By

Money Market Fund	0.24%	December 13, 2024	December 31, 2025
Tax Exempt Money Market Fund	0.28%	December 13, 2024	December 31, 2025
Treasury Money Market Trust	0.125%	December 13, 2024	December 31, 2025
Global Managed Volatility Fund	0.60%	December 13, 2024	December 31, 2025
Nasdaq-100 Index Fund	0.20%	December 13, 2024	December 31, 2025
Extended Market Index Fund	0.10%	December 13, 2024	December 31, 2025
Cornerstone Moderately Conservative Fund	0.50%	December 13, 2024	December 31, 2025
Cornerstone Aggressive Fund	0.60%	December 13, 2024	December 31, 2025
Cornerstone Conservative Fund	0.00%	December 13, 2024	December 31, 2025
Cornerstone Equity Fund	0.00%	December 13, 2024	December 31, 2025
Cornerstone Moderate Fund	0.59%	December 13, 2024	December 31, 2025
Cornerstone Moderately Aggressive Fund	0.59%	December 13, 2024	December 31, 2025
500 Index Fund	0.10%	December 13, 2024	December 31, 2025
Target Managed Allocation Fund	0.50%	December 13, 2024	December 31, 2025
Target Retirement Income Fund	0.00%	December 13, 2024	December 31, 2025
Target Retirement 2030 Fund	0.00%	December 13, 2024	December 31, 2025
Target Retirement 2040 Fund	0.00%	December 13, 2024	December 31, 2025
Target Retirement 2050 Fund	0.00%	December 13, 2024	December 31, 2025
Target Retirement 2060 Fund	0.00%	December 13, 2024	December 31, 2025

Current as of December 13, 2024

§Expressed as a percentage of average net assets. Note, however, that the Adviser shall have the right, but not the obligation, to voluntarily or contractually waive any portion of the advisory fee from time to time. In addition, the Adviser may from time to time undertake in writing to limit the Funds’ total expenses for a definite period of time.

VICTORY PORTFOLIOS III

By: /S/ THOMAS DUSENBERRY

Name: Thomas Dusenberry

Title: President

Accepted:

VICTORY CAPITAL MANAGEMENT INC.

By:	/S/ MICHAEL D. POLICARPO
Name:	Michael D. Policarpo
Title:	President, Chief Financial Officer and Chief

Administrative Officer